UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Road, Suite 210

Orlando, FL 32819

(Address of principal executive offices, including zip code)

(855) 294-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2015, in connection with the Transaction (as defined below), API Technologies Corp. (the “Company”) entered into Amendment No. 3 to Credit Agreement (the “Amendment”), by and among the Company, as borrower, the lenders party thereto and Guggenheim Corporate Funding, LLC, as administrative agent (the “Agent”). The Amendment amends that certain Credit Agreement, dated as of February 6, 2013, by and among the Company, as borrower, the lenders party thereto and Agent (as amended, supplemented or modified from time to time, the “Credit Agreement”).

The Amendment permits the Transaction and amends the Credit Agreement to provide for an incremental term loan facility in an aggregate principal amount equal to $85 million (the “Incremental Term Loan Facility”). The proceeds of the Incremental Term Loan Facility were used to fund the purchase price for the Transaction and related fees and expenses, with the remainder available for general corporate purposes. The Incremental Term Loan Facility will share ratably in the remaining quarterly amortization payments made on the outstanding principal amount of the outstanding term loans and will mature on February 6, 2018, the same date as the other outstanding term loans. The Company paid customary arrangement and commitment fees, as well as an amendment fee, in connection with the Incremental Term Loan Facility.

In addition, the Amendment increases the margins applicable to all outstanding term loans beginning six months after the Amendment closing date. As a result, the outstanding term loans, including the Incremental Term Loan Facility, bear interest, at the Company’s option, at the base rate plus 6.50% or an adjusted LIBOR rate (based on one, two or three-month interest periods) plus 7.50% during the first six months after the Amendment closing date, and a base rate plus 7.50% or the adjusted LIBOR rate plus 8.50% thereafter. The base rate continues to mean the highest of Wells Fargo Bank, National Association’s prime rate, the federal funds rate plus a margin equal to 0.50% and the adjusted LIBOR rate for a 3-month interest period plus a margin equal to 1.00%. The adjusted LIBOR rate remains subject to a floor of 1.25%.

The Amendment also increases the prepayment premiums that the Company is required to pay upon voluntary prepayments or certain mandatory prepayments of any of the outstanding term loans and requires an additional prepayment premium for any prepayment of the Incremental Term Loan Facility made on or prior to the date that is six months after the Amendment closing date. This additional prepayment premium is equal to the amount of interest that would have been due on the Incremental Term Loan Facility if it had not been repaid until the six month anniversary of the Amendment closing date.

The Amendment reduces the minimum interest coverage ratio and increases the maximum leverage ratio for certain compliance periods and also permits certain adjustments to the Company’s consolidated EBITDA, which is used in calculating the financial covenants, to reflect cost savings in connection with the Transaction.

The Incremental Term Loan Facility is otherwise subject to substantially the same terms and conditions as the $165 million and $55 million term loan facilities previously provided under the Credit Agreement. Details of the existing term loan facilities under the Credit Agreement were previously disclosed in the Company’s Current Reports on Form 8-K filed on February 8, 2013, October 10, 2013, and March 26, 2014. As of June 8, 2015, there was $201.8 million in aggregate principal amount of term loans outstanding under the Credit Agreement (which amount is inclusive of $85 million funded by the Incremental Term Loan Facility).

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, other lending transactions and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The preceding description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 8, 2015, pursuant to the terms of a Stock Purchase Agreement, dated as of April 23, 2015, between the Company and Aeroflex Microelectronic Solutions, Inc., a wholly-owned subsidiary of Cobham plc, the Company completed its acquisition (the “Transaction”) of all of the issued and outstanding shares of capital stock or other equity interests of Aeroflex / Inmet, Inc. and Aeroflex / Weinschel, Inc. (together, the “Companies”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events.

On June 8, 2015, API issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Any required financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Exhibit Title

10.1	Amendment No. 3 to Credit Agreement, by and among API Technologies Corp., the lenders party thereto and Guggenheim Corporate Funding, LLC, as administrative agent.

99.1	API Technologies Corp. press release, dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

By:	/s/ Robert Tavares
	Name:	Robert Tavares
	Title:	President and Chief Executive Officer

Date: June 12, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Amendment No. 3 to Credit Agreement, by and among API Technologies Corp., the lenders party thereto and Guggenheim Corporate Funding, LLC, as administrative agent.

99.1	API Technologies Corp. press release, dated June 8, 2015.